UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 22, 2019, Pioneer Critical Power, Inc., a Delaware corporation (“PCPI”), a wholly-owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), CleanSpark, Inc., a Nevada corporation (“CleanSpark”), and CleanSpark Acquisition, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into PCPI, with PCPI becoming a wholly-owned subsidiary of the CleanSpark and the surviving company of the merger (the “Merger”).

At the effective time of the Merger, all of the issued and outstanding shares of common stock of PCPI, par value $0.01 per share, were converted into the right to receive (i) 1,750,000 shares of common stock, par value $0.001 per share (“Common Stock”), of CleanSpark, (ii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $1.60 per share, and (iii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

The Merger Agreement also contains representations, warranties and covenants of the parties customary for transactions similar to those contemplated by the Merger Agreement. Such representations and warranties are made solely for purposes of the Merger Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Merger Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Indemnity Agreement

In connection with the Merger Agreement, the Company, CleanSpark and PCPI entered into an Indemnity Agreement (the “Indemnity Agreement”), dated January 22, 2019, pursuant to which the Company agreed to assume the liabilities and obligations related to the claims made by Myers Powers Products, Inc. in the case titled Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., Los Angeles County Superior Court Case No. BC606546 (the “Myers Power Case”) as they may relate to PCPI or CleanSpark after the closing of the Merger. In addition, the Company agreed to indemnify and hold harmless CleanSpark and the surviving company of the Merger and their respective officers, directors, agents, members and employees, and the heirs successors and assigns of the foregoing from and against all losses incurred by reason of claims made by Myers Power Products, Inc. as presented or substantially similar to that presented in the Myers Powers Case that are brought against CleanSpark or the surviving company of the Merger after the closing of the Merger. The Indemnify Agreement expires five years from the date of the Indemnity Agreement.

The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the full text of the Indemnity Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Contract Manufacturing Agreement

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Contract Manufacturing Agreement (the “Contract Manufacturing Agreement”), dated as of January 22, 2019, pursuant to which the Company will manufacture at its Santa Fe Springs, California facility parallel switchgears, automatic transfer switches and related control and circuit protective equipment (collectively, “Products”) exclusively for purchase by CleanSpark. CleanSpark will purchase the Products via purchase orders issued to the Company at any time and from time to time. The price for the Products payable by CleanSpark to the Company will be negotiated on a case by case basis, but all purchases of Products will have a target price of 91% of the CleanSpark customer’s purchase order price and will not be more than 109% of the Company’s cost. The Contract Manufacturing Agreement has a term of 18 months and may be extended by mutual agreement of the Company and CleanSpark.

The foregoing description of the Contract Manufacturing Agreement is qualified in its entirety by reference to the full text of the Contract Manufacturing Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Non-Competition and Non-Solicitation Agreement

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”), dated January 22, 2019, pursuant to which the Company agreed not to, among other things, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any person or entity that engages in or plans to engage in the design, manufacture, distribution and service of paralleling switchgear, automatic transfer switches, and related products (the “Restricted Business”). The Company agreed not to engage in the Restricted Business within any state or county within the United States in which CleanSpark or the surviving company of the Merger conducts such Restricted Business for a period of four (4) years from the date of the Non-Compete Agreement.

In addition, the Company also agreed, for a period of four (4) years from the date of the Non-Compete Agreement, not to, among other things, directly or indirectly (i) solicit, induce, or attempt to induce customers, suppliers, licensees, licensors, franchisees, consultants of the Restricted Business as conducted by the Company, CleanSpark or the surviving company to cease doing business with the surviving company or CleanSpark or (ii) solicit, recruit, or encourage any of the surviving company’s or CleanSpark’s employees, or independent contractors to discontinue their employment or engagement with the surviving company or CleanSpark.

The foregoing description of the Non-Compete Agreement is qualified in its entirety by reference to the full text of the Non-Compete Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on May 2, 2018, Pioneer Custom Electric Products Corp. (“PCEP”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement, as amended (the “Asset Purchase Agreement”), with CleanSpark, pursuant to which PCEP would sell certain assets (the “Asset Sale”) comprising the PCEP business to CleanSpark. On January 22, 2019, PCEP and CleanSpark terminated the Asset Purchase Agreement by mutual written agreement by entering into a Termination of Asset Purchase Agreement (the “Termination Agreement”), between PCEP and CleanSpark. No termination fees are payable in connection with the termination of the Asset Purchase Agreement.

The foregoing description of the termination is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger Agreement, dated January 22, 2019, between PCPI, CleanSpark and Merger Sub.
10.1	Indemnity Agreement, dated January 22, 2019, between the Company, CleanSpark and PCPI
10.2	Contract Manufacturing Agreement, dated January 22, 2019, between the Company and CleanSpark
10.3	Non-Competition and Non-Solicitation Agreement, dated January 22, 2019, between the Company and CleanSpark
10.4	Termination of Asset Purchase Agreement, dated January 22, 2019, between PCEP and CleanSpark

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request, subject to the Company’s right to request confidential treatment of any requested schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: January 28, 2019	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer

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